Exhibit 10.12

SECOND AMENDMENT TO REAL ESTATE

PURCHASE AND SALE AGREEMENT

This SECOND AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Second Amendment”), is made as of this ___ day of October, 2017 (the “Effective Date”), by and between MEDALIST PROPERTIES 8, LLC, a Delaware limited liability company (“Seller”); and MEDALIST DIVERSIFIED HOLDINGS, L.P., a Delaware limited partnership, or its permitted assigns (“Buyer”).

RECITALS

A.       Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement effective as of July 31, 2016, as amended by that certain First Amendment to and Reinstatement of Real Estate Purchase and Sale Agreement dated as of July 25, 2017 (collectively, the “Agreement”), regarding the purchase of the Property, which is more particularly described in the Agreement.

B.       The parties have agreed to modify, amend, ratify and reinstate the Agreement as more particularly set forth in this Second Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1.       Definitions. All capitalized terms used this in this Second Amendment but not otherwise defined shall have their same meanings as set forth in the Agreement.

2.       Closing Date. Section 1.5 of the Agreement is hereby deleted and replaced with the following:

Closing Date. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place through an escrow with Escrow Holder on or before November 15, 2017 (the “Closing Date”).

All references to the Closing or the Closing Date in the Agreement shall mean and refer to the Closing and the Closing date as defined in this Second Amendment.

3.       Counterpart Signatures. This Second Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

4.       Facsimile and PDF Signatures. Handwritten signatures to this Second Amendment transmitted by telecopy or electronic mail (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. Each party to this Second Amendment shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this Second Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date Second written above.

SELLER:

MEDALIST PROPERTIES 8, LLC, a
Delaware limited liability company

By:	Medalist Fund Manager, Inc., a
Virginia corporation
Its:	Manager

	By:	/s/ William R. Elliott
	Name:	William R. Elliott
	Title:	Co-Manager

BUYER:

MEDALIST DIVERSIFIED HOLDINGS, L.P., a
Delaware limited partnership

By:	/s/ William R. Elliott
William R. Elliott, Authorized Signatory